Meta Reports First Quarter 2025 Results

MENLO PARK, Calif. – April 30, 2025 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter ended March 31, 2025.

"We've had a strong start to an important year, our community continues to grow and our business is performing very well," said Mark Zuckerberg, Meta founder and CEO. "We're making good progress on AI glasses and Meta AI, which now has almost 1 billion monthly actives."

First Quarter 2025 Financial Highlights

	Three Months Ended March 31,		% Change
In millions, except percentages and per share amounts	2025	2024
Revenue	$42,314	$36,455	16%
Costs and expenses	24,759	22,637	9%
Income from operations	$17,555	$13,818	27%
Operating margin	41%	38%
Provision for income taxes	$1,738	$1,814	(4)%
Effective tax rate	9%	13%
Net income	$16,644	$12,369	35%
Diluted earnings per share (EPS)	$6.43	$4.71	37%

First Quarter 2025 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 3.43 billion on average for March 2025, an increase of 6% year-over-year.
•Ad impressions – Ad impressions delivered across our Family of Apps increased by 5% year-over-year.
•Average price per ad – Average price per ad increased by 10% year-over-year.
•Revenue – Revenue was $42.31 billion, an increase of 16% year-over-year. Revenue on a constant currency basis would have increased 19% year-over-year.
•Costs and expenses – Total costs and expenses were $24.76 billion, an increase of 9% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $13.69 billion.
•Capital return program – Share repurchases of our Class A common stock were $13.40 billion and total dividend and dividend equivalent payments were $1.33 billion.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $70.23 billion as of March 31, 2025. Cash flow from operating activities was $24.03 billion and free cash flow was $10.33 billion.(1)
•Headcount – Headcount was 76,834 as of March 31, 2025, an increase of 11% year-over-year.

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(1) For more information on our free cash flow non-GAAP financial measure, see the sections entitled "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Results" in this press release.

CFO Outlook Commentary

We expect second quarter 2025 total revenue to be in the range of $42.5-45.5 billion. Our guidance assumes foreign currency is an approximately 1% tailwind to year-over-year total revenue growth, based on current exchange rates.

We expect full year 2025 total expenses to be in the range of $113-118 billion, lowered from our prior outlook of $114-119 billion.

We anticipate our full year 2025 capital expenditures, including principal payments on finance leases, will be in the range of $64-72 billion, increased from our prior outlook of $60-65 billion. This updated outlook reflects additional data center investments to support our artificial intelligence efforts as well as an increase in the expected cost of infrastructure hardware. The majority of our capital expenditures in 2025 will continue to be directed to our core business.

Absent any changes to our tax landscape, we expect our full year 2025 tax rate to be in the range of 12-15%.

In addition, we continue to monitor an active regulatory landscape, including legal and regulatory headwinds in the EU and the U.S. that could significantly impact our business and our financial results. The European Commission (EC) recently announced its decision that our subscription for no ads model is not compliant with the Digital Markets Act (DMA). Based on feedback from the EC in connection with the DMA, we expect we will need to make some modifications to our model, which could result in a materially worse user experience for European users and a significant impact to our European business and revenue as early as the third quarter of 2025. We will appeal the EC's DMA decision but any modifications to our model may be imposed before or during the appeal process.

Webcast and Conference Call Information

Meta will host a conference call to discuss its results at 2:00 p.m. PT / 5:00 p.m. ET today. The live webcast of the call can be accessed at the Meta Investor Relations website at investor.atmeta.com, along with the company's earnings press release, financial tables, and slide presentation.

Following the call, a replay will be available at the same website. Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.atmeta.com website.

Disclosure Information

Meta uses the investor.atmeta.com and meta.com/news websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck), Instagram account (instagram.com/zuck) and Threads profile (threads.net/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Meta

Meta is building the future of human connection, powered by artificial intelligence and immersive technologies. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward experiences that foster deeper connections and unlock new possibilities.

Contacts

Investors:
Kenneth Dorell
investor@meta.com / investor.atmeta.com

Press:
Ashley Zandy
press@meta.com / meta.com/news

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our artificial intelligence initiatives and Reality Labs efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content and advertising review and enforcement efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; our ability to manage our scale and geographically-dispersed operations; and market conditions or other factors affecting the payment of dividends. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 30, 2025, which is available on our Investor Relations website at investor.atmeta.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. In addition, please note that the date of this press release is April 30, 2025, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

For a discussion of limitations in the measurement of certain of our community metrics, see the section entitled "Limitations of Key Metrics and Other Data" in our most recent quarterly or annual report filed with the SEC.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Our non-GAAP financial measures are adjusted for the following items:

Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2025 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2025	2024
Revenue	$42,314	$36,455
Costs and expenses:
Cost of revenue	7,572	6,640
Research and development	12,150	9,978
Marketing and sales	2,757	2,564
General and administrative	2,280	3,455
Total costs and expenses	24,759	22,637
Income from operations	17,555	13,818
Interest and other income, net	827	365
Income before provision for income taxes	18,382	14,183
Provision for income taxes	1,738	1,814
Net income	$16,644	$12,369
Earnings per share:
Basic	$6.59	$4.86
Diluted	$6.43	$4.71
Weighted-average shares used to compute earnings per share:
Basic	2,527	2,545
Diluted	2,590	2,625

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$28,750	$43,889
Marketable securities	41,480	33,926
Accounts receivable, net	14,514	16,994
Prepaid expenses and other current assets	5,483	5,236
Total current assets	90,227	100,045
Non-marketable equity securities	6,168	6,070
Property and equipment, net	133,567	121,346
Operating lease right-of-use assets	15,505	14,922
Goodwill	20,654	20,654
Other assets	14,092	13,017
Total assets	$280,213	$276,054

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,512	$7,687
Operating lease liabilities, current	1,976	1,942
Accrued expenses and other current liabilities	23,402	23,967
Total current liabilities	33,890	33,596
Operating lease liabilities, non-current	18,714	18,292
Long-term debt	28,829	28,826
Long-term income taxes	10,991	9,987
Other liabilities	2,760	2,716
Total liabilities	95,184	93,417
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	85,568	83,228
Accumulated other comprehensive loss	(1,865)	(3,097)
Retained earnings	101,326	102,506
Total stockholders' equity	185,029	182,637
Total liabilities and stockholders' equity	$280,213	$276,054

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$16,644	$12,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,900	3,374
Share-based compensation	4,147	3,562
Deferred income taxes	(993)	(456)
Other	(231)	174
Changes in assets and liabilities:
Accounts receivable	2,804	2,520
Prepaid expenses and other current assets	360	100
Other assets	(52)	(94)
Accounts payable	(1,034)	(1,112)
Accrued expenses and other current liabilities	(2,231)	(1,274)
Other liabilities	712	83
Net cash provided by operating activities	24,026	19,246
Cash flows from investing activities
Purchases of property and equipment	(12,941)	(6,400)
Purchases of marketable securities	(11,763)	(6,887)
Sales and maturities of marketable securities	4,784	4,625
Other investing activities	(90)	(72)
Net cash used in investing activities	(20,010)	(8,734)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(4,883)	(3,162)
Repurchases of Class A common stock	(12,754)	(15,008)
Payments for dividends and dividend equivalents	(1,329)	(1,273)
Principal payments on finance leases	(751)	(315)
Other financing activities	222	(9)
Net cash used in financing activities	(19,495)	(19,767)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash equivalents	112	(288)
Net decrease in cash, cash equivalents, and restricted cash equivalents	(15,367)	(9,543)
Cash, cash equivalents, and restricted cash equivalents at beginning of the period	45,438	42,827
Cash, cash equivalents, and restricted cash equivalents at end of the period	$30,071	$33,284
Reconciliation of cash, cash equivalents, and restricted cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$28,750	$32,307
Restricted cash equivalents, included in prepaid expenses and other current assets	71	84
Restricted cash equivalents, included in other assets	1,250	893
Total cash, cash equivalents, and restricted cash equivalents	$30,071	$33,284

Supplemental cash flow data
Cash paid for income taxes, net	$448	$630

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes our virtual, augmented, and mixed reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2025	2024
Revenue:
Advertising	$41,392	$35,635
Other revenue	510	380
Family of Apps	41,902	36,015
Reality Labs	412	440
Total revenue	$42,314	$36,455

Income (loss) from operations:
Family of Apps	$21,765	$17,664
Reality Labs	(4,210)	(3,846)
Total income from operations	$17,555	$13,818

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended March 31,
	2025	2024
GAAP revenue	$42,314	$36,455
Foreign exchange effect on 2025 revenue using 2024 rates	1,237
Revenue excluding foreign exchange effect	$43,551
GAAP revenue year-over-year change %	16%
Revenue excluding foreign exchange effect year-over-year change %	19%
GAAP advertising revenue	$41,392	$35,635
Foreign exchange effect on 2025 advertising revenue using 2024 rates	1,224
Advertising revenue excluding foreign exchange effect	$42,616
GAAP advertising revenue year-over-year change %	16%
Advertising revenue excluding foreign exchange effect year-over-year change %	20%

Net cash provided by operating activities	$24,026	$19,246
Purchases of property and equipment	(12,941)	(6,400)
Principal payments on finance leases	(751)	(315)
Free cash flow	$10,334	$12,531